UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02.  Results of Operations and Financial Condition.

On November 6, 2019, Arbutus Biopharma Corporation (the "Company") issued a press release announcing its financial results for the three months ended September 30, 2019 and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01.  Other Events.

On November 6, 2019, the Company posted an updated corporate presentation on its website at www.arbutusbio.com. A copy of the presentation is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 6, 2019.
99.2	Corporate Presentation, dated November 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: November 6, 2019	By:	/s/ David C. Hastings
	Name:	David C. Hastings
	Title:	Chief Financial Officer